Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Forms S-3 No. 333-42188, No. 333-107134, No. 333-108086, No. 333-112006, No. 333-121050, No. 333-125241 and No. 333-110813) and the related prospectuses of Nabi Biopharmaceuticals; and

(2)	Registration Statements (Forms S-8 No. 333-115691, No. 333-115688, No. 333-109017, No. 333-38866, No. 333-38864, No. 333-38868, No. 333-95269, No. 333-81009, No. 333-56037, No. 333-56071, No. 033-65069, No. 033-60795, No. 333-134954, No. 333-143238 and No. 333-143239) pertaining to various employee-related plans of Nabi Biopharmaceuticals;

of our reports dated February 20, 2008, with respect to the consolidated financial statements and schedule of Nabi Biopharmaceuticals and the effectiveness of internal control over financial reporting of Nabi Biopharmaceuticals, included in this Annual Report (Form 10-K) for the year ended December 29, 2007.

/s/ Ernst & Young LLP

Certified Public Accountants

Fort Lauderdale, Florida

February 26, 2008